                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Prospectus Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              DRAVO CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              DRAVO CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF DRAVO CORPORATION]
                                                                  March 16, 1994

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders at 2:00 p.m. on Thursday afternoon, April 28, 1994, in the Monongahela Room on the seventeenth floor of the Westin William Penn Hotel located in downtown Pittsburgh.

      A Proxy Card or Voter Direction Card is enclosed with the notice of meeting and proxy statement. Whether or not you now plan to attend the annual meeting, we urge you to sign, date and mail the enclosed card and return it in the enclosed envelope at your earliest convenience. Regardless of the size of your holding, it is important that your shares be represented.

      Admission to the meeting will be by Admission Card only. If you plan to attend, you may obtain an Admission Card by completing the Admission Card Request Form and returning it along with your Proxy Card or Voter Direction Card.

      We look forward with pleasure to seeing you on April 28th.

                                   Sincerely,

/S/ William G. Roth                          /S/ Carl A. Torbert, Jr.

William G. Roth                              Carl A. Torbert, Jr.
Chairman of the                              President and Chief
Board of Directors                           Executive Officer

                               DRAVO CORPORATION

                    Notice of Annual Meeting of Shareholders
                                 April 28, 1994

     The 1994 annual meeting of the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), will be held in the Monongahela Room on the seventeenth floor of the Westin William Penn Hotel, Pittsburgh, Pennsylvania, on Thursday, April 28, 1994 at 2:00 p.m., Eastern Daylight Savings Time, for the purpose of:

          1. Electing three Directors to the class of the Board of Directors whose term expires at the 1997 annual meeting of shareholders;

          2. In a separate election, electing one Director to the class of the Board of Directors whose term expires at the 1996 annual meeting of shareholders;

          3. Considering and taking action on the proposed Stock Option Plan of 1994, set forth as Appendix A to the accompanying Proxy Statement;

          4. Electing certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1994, and to report upon the financial statements to the shareholders as of December 31, 1994; and

          5. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 9, 1994 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

     A copy of the Corporation's Annual Report for the year ended December 31, 1993 is being mailed herewith to each shareholder.

     Please sign, date and return the enclosed Proxy Card or Voter Direction Card in the postage-paid and addressed envelope provided.

                                              By Order of the Board of Directors

                                                                JAMES J. PUHALA,
                                                                       Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 16, 1994

                                PROXY STATEMENT

     This proxy statement and the related letter to shareholders, notice of meeting and Proxy Card or Voter Direction Card are being mailed to the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), on or about March 16, 1994 in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders to be held at 2:00 p.m., Eastern Daylight Savings Time, on Thursday, April 28, 1994 in the Monongahela Room on the seventeenth floor of the Westin William Penn Hotel, Pittsburgh, Pennsylvania and any adjournments thereof (the "1994 Annual Meeting"). Proxies are revocable until exercised, but under Pennsylvania law such revocation is not effective until notice thereof has been given to the Secretary of the Corporation at 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 or at the 1994 Annual Meeting.

     The Board of Directors has fixed the close of business on March 9, 1994 as the record date (the "Record Date") for determining shareholders entitled to vote at the meeting.

     On the Record Date the Corporation had outstanding 14,851,819 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 31,386 shares of $2.475 Cumulative Convertible Series B Preference Stock, par value $1.00 per share (the "Series B Preference Stock") and 200,000 shares of Series D Cumulative Convertible Exchangeable Preference Stock, par value $1.00 per share (the "Series D Preference Stock"). Each holder of record at the close of business on the Record Date of Common Stock, Series B Preference Stock and Series D Preference Stock is entitled to one vote for each share of any class held. The holders of Common Stock and of Series B and Series D Preference Stock vote as a single class on the elections of Directors and of certified public accountants and on the adoption of the Stock Option Plan of 1994.

                             ELECTIONS OF DIRECTORS

     The Corporation has a staggered Board of Directors (the "Board"), so that the Directors are divided into classes whose members' terms expire in different years. The Board has three classes with terms expiring presently at the annual meetings of shareholders in 1994, 1995 and 1996. Pennsylvania law requires that each class of Directors to be elected at a meeting of shareholders be elected in a separate election.

     Directors will be elected at the 1994 Annual Meeting to serve until the annual meeting in the year their term expires and until their successors are duly elected and qualified. The following are the Board's nominees for the three positions in the class of the Board whose members' terms presently expire at the 1994 Annual Meeting, and after the election whose members' terms will expire at the 1997 annual meeting of shareholders (the "1997 Class of Directors"):

       Nominee           Term     Term Expires
       -------           ----     ------------
Jack Edwards            3 years       1997
William E. Kassling     3 years       1997
Konrad M. Weis          3 years       1997

     A separate election is being held in accordance with the provisions of the By-Laws of the Corporation and Pennsylvania law for one position in the class of the Board of Directors whose members' terms expire at the 1996 annual meeting of shareholders (the "1996 Class of Directors"). The following is the Board of Directors' nominee for the one position in the 1996 Class of Directors:

      Nominee          Term     Term Expires
      -------          ----     ------------
Arthur E. Byrnes      2 years       1996

     Although it is expected that each of the four nominees of the Board listed above will be available for election, if any of them is not a candidate at the time the election occurs, it is intended that proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board upon the recommendation of the Nominating Committee of the Board unless the number of Directors has been reduced, in which event such proxies will be voted for the reduced number of nominees.

     Messrs. Edwards and Weis have previously been elected Directors by the shareholders. Mr. Kassling was elected a Director on January 28, 1993, when the Board was increased from nine to ten. Mr. Byrnes was elected a Director on December 9, 1993, when the Board was increased from ten to eleven. Mr. Kassling was subsequently designated as a member of the 1997 Class of Directors and Mr. Byrnes was subsequently designated as a member of the 1996 Class of Directors.

     In accordance with Board policy and having attained age 70, Mr. John E. Dolan will not stand for re-election when his current term expires at the 1994 Annual Meeting. As a consequence of Mr. Dolan's retirement, the Board, at its meeting on January 27, 1994, voted to reduce the number of Directors from eleven to ten immediately after the elections at the 1994 Annual Meeting. As a result, following the election of Directors at the 1994 Annual Meeting, the Board will consist of ten members, divided into three classes with three Directors each in the Classes of 1995 and 1997 and four Directors in the Class of 1996.

     Record holders of the Corporation's Common Stock, Series B Preference Stock and Series D Preference Stock have cumulative voting rights in the elections of Directors. In the election to take place at the 1994 Annual Meeting for positions in the 1997 Class of Directors, each shareholder entitled to vote shall have the number of votes equal to the number of shares of Common Stock, Series B Preference Stock and Series D Preference Stock owned by the shareholder on the Record Date, multiplied by three (being the number of Directors to be elected to positions in the 1997 Class of Directors); the shareholder may allocate those votes in favor of any one or more candidates in such election as the shareholder determines. The candidates receiving the highest number of votes in such election up to the number of Directors to be elected will be elected. Cumulative voting will not be applicable in the election for the one position in the 1996 Class of Directors.

     Under cumulative voting for Directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board will give the named proxyholders (the "Proxies") discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the Proxies determine, with a view to maximizing the number of nominees of the Board who are elected. Except to the extent otherwise specifically indicated, the Proxies will have the authority to cumulate in their discretion the maximum number of votes represented by each holder's shares, including "withheld" votes. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the Proxy Card.

     Nominations for Directors at the annual meeting, other than those made by or on behalf of the Board of Directors, must be submitted in writing and received by the Secretary of the Corporation at least 90 days prior to the anniversary date of the immediately preceding annual meeting, and must comply with certain other requirements as set forth in the By-Laws of the Corporation, a copy of which may be obtained upon written request to the Secretary of the Corporation at 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

     In November, 1993, a shareholder submitted to the Corporation in accordance with the By-Laws, a notice of nomination of a candidate for election as a Director at the 1994 Annual Meeting. The Board is not soliciting proxies for the election of this nominee.

Information Concerning Directors and Nominees for Director

     There follows certain information, including business experience during the past five years, concerning the nominees for Director and Directors of the Corporation whose terms of office will extend beyond the 1994 Annual Meeting.

     E. Eugene Bishop, Age 63, Director since December 10, 1992. Present term expires 1995. Chairman of the Board, Morrison Restaurants, Inc. (food service company) since June 1, 1992. Prior thereto Chairman and Chief Executive Officer of Morrison Restaurants, Inc. Director of Delchamps Incorporated and SouthTrust Bank of Mobile.

     Arthur E. Byrnes, Age 49, Director since December 9, 1993. Present term expires 1994. Chairman, Deltec Asset Management Corp. (independent investment counselors) since May, 1988. Director of Deltec International, S.A.(1) and Home Federal Financial Corporation.

     Jack Edwards, Age 65, Director since July 26, 1990. Present term expires 1994. Attorney. Partner in the firm of Hand, Arendall, Bedsole, Greaves & Johnston since January, 1985.(2) Director of The Southern Company, Holnam, Inc. and Northrop Corporation.

     James C. Huntington, Jr., Age 65, Director since January 28, 1988. Present term expires 1996. Independent businessman since August, 1988. Senior Vice President of American Standard, Incorporated (manufacturer of air conditioning, building products and transportation equipment) from January, 1977 until retirement in August, 1988. Director of Cyprus AMAX Minerals Company, Alumax Inc. and Aztec Mining Company Limited.

     Willard L. Hurley, Age 67, Director since June 26, 1986. Present term expires 1996. Retired. Chairman of the Board and Chief Executive Officer of First Alabama Bancshares, Inc. (banking) from January, 1984 until retirement in August, 1990.

     William E. Kassling, Age 50, Director since January 28, 1993. Present term expires 1994. Chairman, Chief Executive Officer and President of Westinghouse Air Brake Company (supplier of air brake systems and related products) since March 9, 1990. Prior thereto Vice President, Group Executive, Railway Products Group, American Standard, Incorporated. Director of Scientific Atlantic, Inc.

     William G. Roth, Age 55, Director since June 25, 1987. Present term expires 1995. Chairman of the Board of Directors of the Corporation since December, 1989. Prior thereto Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Director of Amcast Industrial Corporation and Teknowledge Corp.

     Carl A. Torbert, Jr., Age 58, Director since June 23, 1988. Present term expires 1995. President and Chief Executive Officer of the Corporation since December, 1989 and since June, 1984 President of Dravo Natural Resources Company. Prior thereto Senior Vice President of the Corporation.

     Konrad M. Weis, Age 65, Director since October 22, 1981. Present term expires 1994. Retired. President, Chief Executive Officer and Director, Bayer USA Inc. (specialty chemicals, pharmaceuticals, imaging and graphic systems) from June, 1984 until retirement in July, 1991. Director of Michael Baker Corp.

     Robert C. Wilburn, Age 50, Director since April 23, 1987. Present term expires 1996. President and Chief Executive Officer, The Colonial Williamsburg Foundation (educational and cultural institution) since August 17, 1992. Prior thereto President, Carnegie Institute and Carnegie Library of Pittsburgh. Director of HARSCO, Inc.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information, as of January 21, 1994, as to beneficial ownership of shares of the outstanding Common Stock, Series B Preference Stock and Series D Preference Stock of the Corporation:

- ---------
1.   See "Security Ownership of Certain Beneficial Owners" at page 4.

2. Hand, Arendall, Bedsole, Greaves & Johnston provides legal services to the Corporation.

                                                                      Amount and Nature
                                                                 of Beneficial Ownership (1)
      Title of                     Name and Address               Aggregate      Percent of
       Class                     of Beneficial Owner             Shares Held      Class (2)
       -----                     -------------------             -----------      ---------
Common Stock           Cowen & Company                                969,300(3)        6.5%
                       Financial Square
                       New York, NY 10005-3597

Common Stock           Deltec International, S.A.                     929,300(4)        6.3%
                       535 Madison Avenue
                       New York, NY 10022

Common Stock           Neuberger & Berman                             857,600(5)        5.8%
                       605 Third Street
                       New York, NY 10158-3698

Common Stock           Norwest Corporation                          1,673,971(6)       11.3%
                       Norwest Center
                       Sixth and Marquette
                       Minneapolis, MN 55479-1026

Common Stock           The Prudential Insurance                     1,609,700(7)        9.8%
                       Company of America, Inc.
                       Prudential Plaza
                       Newark, NJ 07102-3777

Series B               Floyd A. Mechling                               21,000          66.9%
Preference Stock       5 North Calibogue Cay
                       Hilton Head Island, SC 29928-2913

Series B               Nations Bank of South                           10,386          33.1%
Preference Stock       Carolina, N.A.
                       P.O. Box 16
                       Hilton Head Island, SC 29938
                       as Trustee U/A with D.L. Mechling
                       for the Benefit of Gladys H. Hale

Series D               The Prudential Insurance                       200,000(7)        100%
Preference Stock       Company of America, Inc.
                       Prudential Plaza
                       Newark, NJ 07102-3777

- ---------
1. For purposes of the foregoing table, a "beneficial owner" includes any person who directly or indirectly has or shares the power to vote or to direct the voting of shares of the Corporation's stock or who directly or indirectly has or shares the power to dispose of or to direct the disposition of such shares.

2. As of January 21, 1994 there were 14,848,603 shares of Common Stock, 31,386 shares of Series B Preference Stock and 200,000 shares of Series D Preference Stock of the Corporation outstanding.

3. Cowen & Company has filed with the Securities & Exchange Commission under the Securities Exchange Act of 1934 Schedule 13G which disclosed that as of December 31, 1993 Cowen & Company had sole voting and investment power with respect to 260,900 shares, shared voting power with respect to 162,500 shares, and shared investment power with respect to 708,400 shares of Common Stock of the Corporation.

4. On November 9, 1993 Deltec International, S.A. filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 1 to Schedule 13D which disclosed that as of October 28, 1993 Deltec International, S.A., through its subsidiaries, Deltec Asset Management Corporation, The Deltec Banking Corporation Limited and Deltec Panamerica Trust Company Limited,

     (the address of each of which is the same as Deltec International, S.A.), has sole voting and investment power with respect to 218,100 shares and shared voting and investment power with respect to 711,200 shares of Common Stock of the Corporation. Arthur E. Byrnes, a Director of the Corporation and a nominee for election at the 1994 Annual Meeting, is the Chairman of Deltec Asset Management Corporation and a director of Deltec International, S.A.

5. Neuberger & Berman has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Schedule 13G which disclosed that as of December 31, 1993 Neuberger & Berman had sole voting power with respect to 333,261 shares and shared investment power with respect to 857,600 shares of Common Stock of the Corporation.

6. Norwest Corporation has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 9 to Schedule 13G on behalf of itself and its directly and indirectly owned subsidiaries, Norwest Colorado, Inc., One United Bank Center, 1700 Lincoln Street, Denver, Colorado 80274, and Norwest Bank Colorado, National Association, 1700 Broadway, Denver, Colorado 80274, which disclosed that as of December 31, 1993 Norwest Corporation, directly and indirectly through its subsidiaries, had sole voting power with respect to 1,469,471 shares, sole investment power with respect to 1,668,625 shares, shared voting power with respect to 10,200 shares, and shared investment power with respect to 4,646 shares of Common Stock of the Corporation.

7. The Prudential Insurance Company of America has filed with the Securities and Exchange Commission Amendment No. 6 to Schedule 13G which disclosed that the 200,000 shares of Series D Preference Stock owned by it are presently convertible into a total of 1,600,000 shares of Common Stock of the Corporation. Said Amendment No. 6 also disclosed that as of December 31, 1993 The Prudential Insurance Company of America had sole investment and voting power with respect to 7,500 additional shares and shared voting and investment power with respect to 2,200 additional shares of Common Stock. The total of the foregoing, 1,609,700 shares, would represent 9.8% of the Corporation's Common Stock.

Ownership by Management of Equity Securities

     The following table sets forth information as of January 21, 1994 concerning the beneficial ownership, direct or indirect, of shares of Common Stock of the Corporation, including shares of Common Stock as to which a right to acquire beneficial ownership exists (for example, through the exercise of stock options, conversions of securities or various trust arrangements) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, of each nominee for Director, each Director whose term will extend beyond the 1994 Annual Meeting, each of the five most highly compensated executive officers of the Corporation named in the Summary Compensation Table on page 7 hereof ("Named Executives") and all Directors, nominees for Director and executive officers as a group. No shares of Series B Preference Stock or Series D Preference Stock are beneficially owned by any Director, nominee for Director or executive officer of the Corporation.

                                                                  Number of Shares of Common Stock
                                                               Beneficially Owned on January 21, 1994
                                                     -------------------------------------------------------
                                                       Number of                                 Percent of
                                                        Shares        Stock                      Outstanding
                                                      Beneficially Options and   Aggregate      Common Stock
                                                         Owned      SARs (1)       Total          Owned (2)
                                                         -----      --------       -----          ---------
E. Eugene Bishop                                            1,000           --         1,000            --
Arthur E. Byrnes                                           10,000           --        10,000            --
Jack Edwards                                                  200           --           200            --
Carl A. Gilbert                                                94       64,500        64,594            --
James C. Huntington, Jr.                                    6,000           --         6,000            --
Willard L. Hurley                                             516(3)        --           516            --
William E. Kassling                                         3,000           --         3,000            --
Ernest F. Ladd, III                                         7,852(4)    97,000       104,852            --
John R. Major                                                 734       33,400        34,134            --
H. Donovan Ross                                             2,994       78,500        81,494            --
William G. Roth                                            48,000      420,000       468,000          3.16%
Carl A. Torbert, Jr.                                        6,177      192,300       198,477          1.34%
Konrad M. Weis                                              1,705(5)        --         1,705            --
Robert C. Wilburn                                             200           --           200            --
All Directors, nominees for Director
  and executive officers as a group
  (17 persons)                                             93,157      947,050     1,040,207          7.02%

- ---------
1. Includes stock options of the persons and group named above which are currently exercisable. No separately granted SARs are presently outstanding. See page 8 for further information under the heading "Option/SAR Exercises and Holdings."

2.   Percentages of less than 1 percent are omitted.

3. Owned jointly with his wife. Includes 5 shares owned by Mr. Hurley's wife, as to which beneficial ownership is disclaimed.

4. Includes 3,439 shares owned by Mr. Ladd's wife, as to which beneficial ownership is disclaimed.

5.   Owned jointly with his wife.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following summary compensation table sets forth the compensation awarded, accrued or paid for each of the Named Executives as of December 31, 1993, for services rendered in all capacities during the fiscal year ended December 31, 1993 and for the previous two years.

                           Summary Compensation Table

                                            Annual Compensation                 Long-Term Compensation
                                       -------------------------------   -----------------------------------
                                                                                  Awards            Payouts
                                                                          ---------------------    ---------
          (a)               (b)        (c)         (d)          (e)          (f)          (g)         (h)          (i)
                                                               Other      Restricted                               All
                                                              Annual        Stock      Options/      LTIP         Other
       Name and                       Salary      Bonus    Compensation    Award(s)      SARs       Payouts   Compensation
  Principal Position       Year        ($)         ($)          ($)          ($)         (#)          ($)          ($)
- -------------------------------------------------------------------------------------------------------------------------
Carl A. Torbert, Jr.          1993     300,000     --           --            --           40,000     --           --
President &                   1992     300,000     --           --            --           35,000     --           --
Chief Executive               1991     300,000     --           --            --           37,000     --           --
Officer

Ernest F. Ladd, III           1993     188,700     --           --            --           10,000     --           --
Executive Vice                1992     185,000     --           --            --           10,000     --           --
President,                    1991     185,000     --           --            --           12,500     --           --
Finance & Adm.

Carl A. Gilbert               1993     178,750     41,500       --            --           10,000     --           --
Senior Vice                   1992     175,000     66,500       --            --           10,000     --           --
President &                   1991     175,000     33,800       --            --           12,500     --           --
President, Dravo
Lime Company

H. Donovan Ross               1993     178,500     --           --            --           10,000     --           --
Senior Vice                   1992     175,000     --           --            --           10,000     --           --
President &                   1991     175,000     --           --            --           12,500     --           --
President, Dravo
Basic Materials
Company

John R. Major                 1993     133,000     --           --            --            5,000     --           --
Vice President,               1992     130,000     --           --            --            5,000     --           --
Administration                1991     130,000     --           --            --            7,000     --           --

Stock Options and Stock Appreciation Rights

     The following table presents information concerning the grant of stock options and stock appreciation rights in the fiscal year ended December 31, 1993 to the Named Executives.

                     Option/SAR Grants in Last Fiscal Year

       (a)               (b)            (c)           (d)            (e)             (f)
                      Number of
                     Securities     % of Total
                     Underlying    Options/SARs
                      Options/      Granted to    Exercise or                    Grant Date
                    SARs Granted   Employees in   Base Price                    Present Value
       Name            (#) (1)      Fiscal Year     ($/Sh)     Expiration Date     ($) (2)
- ---------------------------------------------------------------------------------------------
C.A. Torbert, Jr.          40,000          25.3%      11.1250          7/21/03        255,600
E.F. Ladd, III             10,000           6.3%      11.1250          7/21/03         63,900
C.A. Gilbert               10,000           6.3%      11.1250          7/21/03         63,900
H.D. Ross                  10,000           6.3%      11.1250          7/21/03         63,900
J.R. Major                  5,000           3.2%      11.1250          7/21/03         31,950

- ---------

(1) All grants shown were in the form of non-statutory stock options granted at 100% of the fair market value of the Corporation's Common Stock at the date of grant. The options may be exercised after one year but no more than ten years from the date of grant and only while in the employ of the Corporation or within three (3) months following termination of employment and only to the extent that the option would be exercisable by the grantee at the time of termination. Notwithstanding the foregoing, in the event that termination is by reason of retirement, permanent disability or death, the option may be exercised in whole or in part until the earlier of
     (1) the expiration of the term of the option, or (2) five years after said termination. In the event the grantee dies within five years following retirement or termination by reason of permanent disability, the estate may exercise the option until the earlier of (1) the expiration of the term of the option, or (2) five years after said employee's termination. For this purpose, the grantee may designate to the Compensation Committee the person or persons to whom the rights under the option shall pass in the event of death. In the event of a change in control, the holder may be entitled to payments in respect of certain unexercised options, and certain unmatured options may become immediately exercisable. See "Severance Arrangements" at page 9 below.

(2) Grant date present value determined using Black-Scholes valuation methodology. In accordance with the Securities and Exchange Commission's guidelines, the following assumptions were used with the Black-Scholes methodology to determine the present values: Expected volatility .3831; Risk-free rate of return 5.25%; Dividend yield 0%; Option term 10 years; One year vesting discount 3%. In order to recognize this gain, the value of the Corporation's Common Stock would increase 57.4% (i.e., the stock price would increase from the grant price of $11.125 to approximately $17.51).

Option/SAR Exercises and Holdings

     The following table presents information with respect to the Named Executives concerning the exercise of options and/or SARs during the fiscal year ended December 31, 1993, and unexercised options and SARs held by such individuals as of December 31, 1993.

Aggregate Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value

       (a)                 (b)                 (c)               (d)            (e)
                                                              Number of
                                                             Securities      Value of
                                                             Underlying     Unexercised
                                         Value Realized      Unexercised   In-the-Money
                                          (market price     Options/SARs   Options/SARs
                         Shares            at exercise        at FY-End      at FY-End
                       Acquired on      date less option         (#)           ($)
                        Exercise             price)         Exercisable/   Exercisable/
       Name                (#)                ($)          Unexercisable  Unexercisable
- ----------------------------------------------------------------------------------------
C.A. Torbert, Jr.                   0                    0        192,300/       174,125/
                                                                   40,000              0
E.F. Ladd, III                      0                    0         97,000/        53,594/
                                                                   10,000              0
C.A. Gilbert                        0                    0         64,500/        53,594/
                                                                   10,000              0
H.D. Ross                           0                    0         78,500/        53,594/
                                                                   10,000              0
J.R. Major                          0                    0         33,400/        30,688/
                                                                    5,000              0

Executive Benefit Plan

     The Corporation's Executive Death and Disability Income Plan, as adopted in October 1980, was amended and restated by the Board effective July 1, 1984, and redesignated the Executive Benefit Plan.

     Participation in the Plan is limited to high-ranking officers of the Corporation and its subsidiaries as selected by the Compensation Committee of the Board. The Plan, which is noncontributory, affords retirement, pre-retirement death, and disability benefits. The benefits under the Executive Benefit Plan supplement and are offset by benefits payable from the Corporation's broad-based benefit programs.

     Retirement benefits are calculated pursuant to a final average earnings formula reduced by benefits payable under the Corporation's pension plan at normal retirement (age 65). The Compensation

Committee of the Board may approve early retirement benefits after age 55. The following chart shows the estimated straight-life annual benefits payable at normal retirement age to eligible participants in specified earnings and years of service classifications. These estimates are before reduction for benefits payable under the Corporation's pension plan and are not subject to any deduction for Social Security benefits or other offset amounts. Messrs. Gilbert, Ladd, Major, Ross and Torbert are participants in the Plan, having 20, 32, 8, 30 and 35 years of credited service, respectively.

                                   Estimated Annual Retirement Benefit
                                        Annual Average Earnings*
  Years of      ------------------------------------------------------------------------
   Service      $100,000    $200,000     $300,000     $400,000     $500,000     $600,000
   -------      --------    --------     --------     --------     --------     --------
  5            $   15,000  $    30,000  $    45,000  $    60,000  $    75,000  $    90,000
  10               30,000       60,000       90,000      120,000      150,000      180,000
  15               45,000       90,000      135,000      180,000      225,000      270,000
  20               47,500       95,000      142,500      190,000      237,500      285,000
  25               50,000      100,000      150,000      200,000      250,000      300,000
  30               52,500      105,000      157,500      210,000      262,500      315,000
  35               55,000      110,000      165,000      220,000      275,000      330,000
  40               57,500      115,000      172,500      230,000      287,500      345,000

- ---------
* Earnings for this purpose are amounts reported as Annual Compensation in the Summary Compensation Table, averaged over the five years preceding retirement.

     In the event of the participant's death, the Plan provides a surviving spouse an annual benefit equal to 45% of the participant's compensation (basic annual salary at death plus any incentive compensation paid in the 12-month period preceding death), reduced by the periodic surviving spouse benefit payable under the Corporation's pension plan, if applicable.

     The disability benefit provided under the Plan is an annual amount equal to 60% of the participant's compensation (basic annual salary at the onset of disability plus any incentive compensation paid in the 12-month period preceding the onset of disability), reduced by benefits payable under, and by amounts used as an offset in, the Corporation's long-term disability plan.

Directors' Compensation

     Directors who are not officers or employees of the Corporation receive, for all services as Directors, remuneration of $14,400 per year plus $1,000 per meeting for attendance at Committee meetings and regular and special meetings of the Board. The Chairmen of the Standing Committees of the Board are compensated an additional $1,000 per year for serving as Chairmen. Directors who are also officers or employees of the Corporation do not receive any additional remuneration for so serving.

     A new stock option plan will be presented to the shareholders for approval at the 1994 Annual Meeting. Under that plan each Director who is not an officer or employee of the Corporation will annually be granted options to purchase 1,500 shares of Common Stock of the Corporation. See "Proposal to Approve the Dravo Corporation Stock Option Plan of 1994" at page 14 below.

Severance Arrangements

     The Corporation has entered into severance arrangements with Messrs. Gilbert, Ladd, Major, Ross, Torbert and three other executive officers, including the Chairman of the Board of the Corporation, William G. Roth. An executive receives benefits under these agreements only in the event of a change in control (as defined in the agreements) of the Corporation followed by either a termination of such officer's employment by the Corporation other than termination due to death, disability, retirement at normal retirement age (usually 65), or for cause (all as defined in the agreements), or by a termination of employment at the option of the executive for good reason (as defined in the agreements). In such event, the executive (except for Mr. Roth, whose agreement affords only the benefits set forth in (ii) below) is entitled to receive in addition to any amounts otherwise payable to him (i) three (or a proportionately smaller multiple if the executive's age is within three years of his normal retirement age) times the sum of his base salary (as defined) plus the average cash award received by him under the Corporation's Incentive Compensation Plan for the prior two years; (ii) payments with respect to stock options which were outstanding for at least six months prior to the date of termination measured by the difference between the higher of the then market price or the highest price paid per share in the transaction resulting in the change in control and the exercise price of the options, and acceleration of certain unmatured options;
(iii) credit for purposes of the Corporation's pension plan as though he had remained in the employ of the Corporation for three years after the date of termination, at his then covered remuneration plus certain annual increases;
(iv) continued participation in the Corporation's Executive Benefit Plan as though the executive were continuously an employee of the Corporation at his then compensation for a period of three years after the date of termination; and
(v) continued participation in all other benefit plans for three years after the date of termination. The agreements are for a five-year term, and all of the agreements provide for an automatic renewal for an additional five-year term unless notice of termination is provided to the executive prior thereto.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Objectives of the Executive Compensation Program

     In order to attain its short-and long-term performance objectives, the Corporation must attract, motivate and retain outstanding individuals. Accordingly, the Corporation will provide a total executive compensation package that will enable it to attract, motivate and retain such individuals and align their success with that of shareholders.

     The following general principles guide all of the Corporation's executive officer compensation programs. The programs are designed in the aggregate to support a consistent, organization-wide philosophy which is internally equitable and externally competitive. The programs are directed toward securing and retaining the services of outstanding individuals who exhibit a high degree of business responsibility, personal integrity and professionalism. The programs provide key executives with a mix of total cash compensation, including base salaries targeted at the middle of the competitive salary market and a formula-determined Incentive Compensation Program (ICP) opportunity supportive of the business planning process and targeted to produce awards at the 50th percentile of competitor organizations based on appropriate corporate results. The base salaries are based upon general industry data for companies with comparable revenues reflecting positions with comparable responsibilities. The award targets under the Incentive Compensation Plan are similarly established. The Company annually reviews published surveys in the competitive market (e.g., Wyatt ECS, Towers Perrin Compensation Data Bank). Competitor organizations are defined annually as part of the planning process and include selected natural resource companies engaged in the production and sale of selected construction materials, as well as companies selected on the basis of broader industry comparison (e.g., comparably sized general industry companies). Variability of actual payments in the ICP, both up and down, is a function of business objectives approved each year by the Compensation Committee of the Board. The long-term incentive component of the program is provided by the Dravo Corporation Employee Stock Option Plan of 1988 ("Long-Term Incentives") and emphasizes long-term incentive opportunity for the key individuals at the 50th percentile of competitor organizations. The Long-Term Incentives are designed to encourage stock ownership and executive retention. Executive benefits are provided on a competitive basis but are not emphasized.

     All programs are developed and administered in such a fashion as to fulfill the commitment of the Corporation to nondiscrimination as to race, age, sex, or other factors unrelated to an individual's performance, and to comply with all applicable federal, state and local laws and regulations.

Base Salary Program

     The level of base salary paid to executive officers in general and to the Chief Executive Officer in particular is determined on the basis of performance, experience and such other factors that may, from time to time, be appropriately considered by the Compensation Committee of the Board. Specific marketplaces which the Corporation uses in the analysis of base salary competitiveness are determined on the basis of the nature and level of the position(s) in question and the labor market(s) from which the qualified individuals would be recruited. The primary marketplace in which the Corporation desires to be competitive for key executives is the construction-related, natural resource industry. For positions which are not specific to the construction-related, natural resource industry (e.g., human resources, finance, etc.), the relevant marketplace(s) is expanded to include general industry companies of comparable size. Annual salary increase budgets are based on such factors as corporate performance, general economic conditions, marketplace compensation trends, and the appropriateness of aggregate individual pay levels. As indicated in the Summary Compensation Table, there was no salary increase for the Chief Executive Officer in 1993.

Incentive Compensation Program (ICP)

     The purposes of the ICP are to encourage and reward management achievements that contribute to the value of the Corporation; focus participants' efforts on specific performance areas and objectives established by the organization recognizing individual and team performance which support overall corporate success; communicate key corporate and subsidiary company priorities through the compensation program; provide an element of compensation which varies directly with performance on both the upside and the downside; provide managers and other key employees a competitive 50th percentile of competitor organizations' annual incentive compensation opportunity; utilize programs and approaches which are consistent with industry and other competitors' practices; and provide additional motivation toward achievement of predetermined levels of excellence.

     The ICP was adopted by the Board in January, 1989, to replace the Executive Incentive Compensation Plan which had been adopted in 1983.

     The ICP is a target incentive plan which provides for the establishment of threshold, target and maximum levels of awards based on performance against specific predetermined performance objectives. The business objectives include Earnings per Share from continuing operations, pre-allocation earnings and gross profit for Corporate, Divisional and Sub-unit objectives, respectively. For the Chief Executive Officer, the performance objective is based upon earnings per share from continuing operations. For the other Named Executives, there are three performance components: earnings per share from continuing operations; individual performance; and, as appropriate, division operating performance. The Plan is administered by the Compensation Committee of the Board, which is comprised exclusively of Directors who are not past or current employees. Awards may be made under the Plan to officers and key employees of the Corporation and its subsidiaries who are in a position to make significant contributions to the financial success of the Corporation. The Chairman does not participate in the ICP.

     Prior to the beginning of the 1993 Plan year, financial measures were established for corporate, divisional and profit center performance for the year, and certain personal objectives were established for each participant except the Chief Executive Officer. Recommendations for 1993 as to proposed participants, threshold, target and maximum award levels and allocation of awards among the performance components for each individual were made by the Chief Executive Officer to the Compensation Committee. The final determination as to participants and awards was made solely by the Committee.

     In January of 1994, each participant's award was determined based upon performance against the preestablished performance objectives. Unless the established performance objectives had been met, the awards to affected employees would have been reduced or eliminated entirely. If the Corporation's profit from continuing operations for a Plan year had been less than 75% of the threshold corporate objective established for that year, the awards to all Plan participants would have been reduced, with the amount of reduction being tied to the shortfall in earnings. If the Corporation had failed to earn a profit from continuing operations for a Plan year, no awards could have been made. For 1993, neither Dravo Corporation nor Dravo Basic Materials Company achieved threshold performance. Consequently, no awards were paid to either group (i.e., the Chief Executive Officer and corporate staff executives and Dravo Basic Materials Company executives).

     In the event of extraordinary circumstances the Committee may make adjustments to incentive award amounts as appropriate to maintain the fairness of the Plan. Awards are paid in cash.

     The amount available for incentive awards in any Plan year is the aggregate of individual awards for the year. The only award to any of the Named Executives under the Plan in respect of 1993 was an award of $41,500 to Mr. Gilbert because Dravo Lime Company achieved operating earnings performance above the pre-determined threshold objective.

Long-Term Incentives

     The purposes of long-term incentive compensation at the Corporation are to focus key executives' efforts on performance which will increase the value of the Corporation for its shareholders; align the interests of key executives with those of the shareholders by encouraging share ownership; provide a 50th percentile of competitor organizations long-term incentive and capital accumulation opportunity; and provide a significant retention incentive for key individuals.

     The Corporation's Stock Option Plan of 1978 (the "1978 Plan"), which terminated in January, 1988, the Long-Term Incentive Award Plan of 1983 (the "1983 Plan"), which terminated in July, 1993, and the Employee Stock Option Plan of 1988 (the "1988 Plan") authorize the granting of options and stock appreciation rights ("SARs"), whether separately or in tandem with each other. The 1978 Plan, the 1983 Plan and the 1988 Plan are hereinafter collectively referred to as the "Plans." The Compensation Committee administers the Plans.

     Officers and other key employees of the Corporation and its subsidiaries were eligible for awards under the 1978 Plan and the 1983 Plan, and are eligible for awards under the 1988 Plan. The Committee selects the participants under each Plan and the amount and form of each award. The Committee also determines the terms of options and SARs. Options and SARs may be granted for terms up to ten years.

     No stock options or SARs were exercised by any executive officer during 1993. During 1993 no stock options in tandem with SARs or separate SARs were granted. Options without tandem SARs were granted during 1993 as set forth in the previous Option/SAR Grants Table. As the Table indicates, Mr. Torbert received 40,000 non-statutory stock options at market in accordance with the provisions of the 1988 Plan. This is a grant level substantially below the 50th percentile of competitor standards.

     The Corporation is introducing a new Stock Option Plan in 1994. Discussion of that Plan is included elsewhere in this document.

Other

     The Compensation Committee of the Board of Directors, in exercising its responsibility to review and establish the compensation levels of the Corporation's executive officers, to administer the Corporation's various incentive plans and to authorize bonuses, grants of stock options and other forms of remuneration, has solicited the advice and counsel of KPMG Peat Marwick; Towers Perrin; and Buchanan Ingersoll Professional Corporation to assist with issues related to accounting, design and legal considerations, respectively.

     Respectfully submitted by the Compensation Committee of the Board of Directors of Dravo Corporation.

                                  James C. Huntington, Jr., Chairman
                                  E. Eugene Bishop
                                  Willard L. Hurley
                                  Robert C. Wilburn

Company Performance

     In accordance with requirements of the Securities and Exchange Commission, the following line-graph presents a comparison of the cumulative, five-year shareholder returns (including reinvestment of dividends) with the S&P 500 Stock Index and a market capitalization weighted index of peer companies.

The peer company group is based on the Value Line Investment Survey's Cement and Aggregates Industry Grouping, which is the same group as used last year.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG DRAVO CORPORATION, S&P 500 INDEX AND VALUE LINE CEMENT AND AGGREGATE INDUSTRY GROUP(1)

                                                                       Value Line
                                                                       Cement and
                                                                        Aggregate
                                                                        Industry
  Measurement period               Dravo             S&P 500             Group
(Fiscal Year Covered)           Corporation           Index              Index
- ---------------------         ----------------       -------           ---------
Measurement PT -
12/31/88                           $ 100             $ 100               $ 100

FYE 12/31/89                       $  97             $ 133               $ 109
FYE 12/31/90                       $  73             $ 121               $  79
FYE 12/31/91                       $  53             $ 158               $  81
FYE 12/31/92                       $  43             $ 175               $  79
FYE 12/31/93                       $  69             $ 198               $ 107

Assumes $100 invested on 12/31/88 in the Corporation's Common Stock, S&P 500 index and peer group index assuming dividend reinvestment.
- ---------

(1) The Value Line Investment Survey's Cement and Aggregates Industry Grouping includes the following companies: CalMat, Florida Rock, Lafarge, Lone Star, Medusa, Southdown, Texas Industries and Vulcan Materials. Giant Group Ltd., which was part of the 1992 group, was excluded by Value Line in 1993 because of a reduction in number of shares traded.

               ACTIVITIES AND FUNCTIONS OF THE BOARD OF DIRECTORS

     During 1993 the Board of the Corporation held 5 regularly scheduled and special meetings. All of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of Committees of the Board on which they served (during the periods that each of them served) except Mr. Weis.

     The By-Laws of the Corporation provide that there shall be, as Standing Committees of the Board, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating Committee, each comprised exclusively of Directors who are not current officers or employees of the Corporation.

     The Audit Committee is comprised of Messrs. Edwards, Chairman, Dolan, Kassling and Weis. The Audit Committee's duties include recommending, for nomination by the Board and election at the annual shareholders' meeting, the firm of independent accountants to audit the Corporation's financial records, and reviewing the overall approach followed by the independent accountants and the Corporation's internal auditors to insure the integrity with which the Corporation's published financial statements are prepared. In discharging these duties the Committee reviews the audit plans for the fiscal year and reviews reports from the independent auditors to determine, among other things, whether there have been any material changes in accounting principles and, if so, the effect of such changes on the valuation of the Corporation's assets or the determination of its earnings. After the end of each fiscal year, the Committee meets separately with the independent auditors and with the Chief Financial Officer of the Corporation to review the audit report and their comments with respect thereto. During 1993 the Audit Committee held 2 meetings.

     The Compensation Committee of the Board is empowered to fix the compensation of the top officers of the Corporation. This Committee also selects the participants in the Corporation's Executive Benefit Plan and discharges the functions of the Committee under the Corporation's Incentive Compensation Plan and of the Committee which determines awards under the Corporation's Employee Stock Option Plan of 1988. The Compensation Committee held 4 meetings in 1993. Otherwise, its work was performed informally, through conferences, correspondence and telephone conversations among Committee members. The Committee members are Messrs. Huntington, Chairman, Bishop, Hurley and Wilburn.

     The Finance Committee is comprised of Messrs. Edwards, Chairman, Dolan, Kassling and Weis. The function of the Finance Committee is to assist and counsel the Chief Executive Officer and Chief Financial Officer of the Corporation in the formulation and development of financial policies and plans. The Finance Committee held 2 meetings in 1993.

     The Nominating Committee is comprised of Messrs. Huntington, Chairman, Bishop, Hurley and Wilburn. The Nominating Committee recommends, for nomination by the Board and election by the shareholders, individuals to serve as members of the Board. The Nominating Committee held 4 meetings in 1993. The Committee would consider shareholder recommendations for positions on the Board. Any shareholder wishing to recommend a nominee for consideration by the Nominating Committee may do so by letter addressed to the Secretary of the Corporation, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

                   PROPOSAL TO APPROVE THE DRAVO CORPORATION
                           STOCK OPTION PLAN OF 1994

     On January 27, 1994, the Board adopted the Stock Option Plan of 1994 (the "1994 Plan"), subject to shareholder approval. The 1994 Plan is intended to be the successor to the Employee Stock Option Plan of 1988 which has no shares remaining available for the granting of options and stock appreciation rights ("SARs"). Although the 1994 Plan is similar to the 1988 Plan and previous stock option plans approved by the Corporation's shareholders in that it provides for the granting of Incentive Stock Options ("ISOs"), Non-Statutory Stock Options and SARs, the 1994 Plan also incorporates a new feature providing for automatic annual grants of Non-Statutory Stock Options to acquire 1,500 shares of Common Stock to non-employee Directors. Awards to non-employee Directors shall be made on the first Friday following each Annual Meeting.

     The Board of Directors believes that the adoption of the 1994 Plan will strengthen the Corporation's ability to attract, motivate and retain Directors, officers and other key employees of high caliber and will increase the interest of such persons in the Corporation's welfare through the added incentive created by offering them long-range incentive compensation opportunities which identify with the interests of the shareholders.

     Because executive officers and members of the Board are eligible to receive awards under the 1994 Plan, each of them has a personal interest in the adoption of this proposal.

Summary of the 1994 Plan

     The following general description of certain features of the 1994 Plan is qualified in its entirety by reference to the complete text of the Stock Option Plan of 1994 which appears as Appendix A hereto.

Term

     The Plan would become effective on the date it was approved by the Board, subject to approval by the shareholders of the Corporation, and has no fixed expiration date. No awards may be granted under the 1994 Plan after January 28, 2004.

Administration

     The Plan is administered by the Compensation Committee of the Board (the "Committee"), which has the exclusive authority to make awards under the Plan and all interpretations and determinations affecting the Plan.

Employee Participation and Award Estimates

     Employee participation in the 1994 Plan is limited to officers and other key employees of the Corporation and its subsidiaries who are selected from time to time by the Committee. Employee participants in the 1994 Plan are also eligible to participate in other incentive plans of the Corporation. Because the grant of awards to employee participants under the 1994 Plan is at the discretion of the Committee, it is not possible to indicate which persons may receive awards under the Plan or the amount of such awards.

Non-Employee Director Participation and Award Estimates

     Non-employee Directors of the Corporation elected to the Board at each annual meeting of the shareholders commencing with the 1994 Annual Meeting and each non-employee Director who continues as a Director following each such Annual Meeting, shall be automatically awarded non-statutory stock options to acquire 1,500 shares of Common Stock. Such awards shall be made on the first Friday following each Annual Meeting.

Types of Awards

     Awards under the Plan may be in the form of stock options (including ISOs) and SARs, either alone or in tandem with each other.

Shares Available for Awards and Closing Quotation

     No more than 1,000,000 shares of Common Stock may be issued under the Plan (subject to adjustment as described below for a stock split, stock dividend, recapitalization, merger and the like).

     As of January 21, 1994, the closing price of the Corporation's Common Stock as reported on the New York Stock Exchange Composite Transactions was $11.25.

Stock Options and Stock Appreciation Rights Awarded to Employee Participants

     The Committee may authorize the granting of stock options (including ISOs) and SARs, either alone or in tandem with each other. No grantee may be granted ISOs to purchase Common Stock in any year to the extent that the aggregate market value of the Common Stock, determined at the time of grant, with respect to which ISOs are exercisable for the first time by the grantee (under all Plans of the Corporation) exceeds $100,000 during such calendar year. If granted in tandem with an option, each SAR will relate to a specific option and will be for the same number of shares as the specific option to which it relates. An

SAR may be granted concurrently with the option to which it relates, or, in the case of a Non-Statutory Stock Option, at any time prior to the exercise, termination or expiration of such option.

     The price at which each share covered by an option or SAR may be purchased will be determined in each case by the Committee, but shall not be less than 100% of the fair market value at the time the option is granted. Upon exercise of the option, the option price is payable in cash or in the Corporation's Common Stock.

     For each SAR granted to an employee, he will, upon the exercise thereof, receive in Common Stock, or in a combination of Common Stock and cash as the Committee shall determine, an amount equal to the amount by which the market value of one share of Common Stock at the exercise date exceeds the price at which the SAR was granted.

     If the SAR is granted in tandem with a stock option under the Plan, the number of shares subject to the option will be reduced share for share to the extent that a related SAR is exercised, and vice versa.

     Options or SARs may be exercised at such times as the Committee determines, provided they may not be exercisable prior to one year from the date of grant and the exercise period with respect to any ISO shall not exceed ten years. The Committee is authorized (although not required) to grant options and SARs exercisable in installments and to impose specific performance criteria upon the exercise of options and SARs. The Committee has the discretion to provide, at the time of granting any option or SAR, that in the event of a change in control of the Corporation all or any part of the option or SAR shall become immediately exercisable.

     When shares are issued under the 1994 Plan (or shares acquired upon exercise of an ISO are disposed of prior to the expiration of the required ISO holding period), the Corporation has the right to require the grantee to remit to the Corporation an amount sufficient to satisfy the required tax withholding. The grantee of a Non-Statutory Stock Option may elect to satisfy this withholding obligation by requesting that the Corporation withhold shares of Common Stock otherwise issuable to him. All such elections will be subject to the approval of the Committee.

Stock Options Awarded to Non-employee Directors

     The price at which each share covered by a Non-Statutory Stock Option awarded to a non-employee Director may be purchased will be 100% of the fair market value at the time the option is granted. Upon exercise of the option, the option price is payable in cash or in shares of the Corporation's Common Stock.

     Options awarded to non-employee Directors become exercisable one year from the date of grant and expire ten years from the date of grant. Following a non-employee Director's death, those options that were exercisable on the date of death may be exercised within 36 months from the date of death. Following a non-employee Director's cessation of service, he or she may exercise options which were exercisable on the date service as a Director terminated within 90 days of such date.

Accounting Treatment

     SARs will, in most cases, require a charge against the earnings of the Corporation based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

     Neither the grant nor the exercise of an ISO or a Non-Statutory Stock Option under the 1994 Plan currently requires any charge against earnings under generally accepted accounting principles. In certain circumstances, shares issuable pursuant to outstanding options under the 1994 Plan might be considered outstanding for purposes of calculating earnings per share.

     The Financial Accounting Standards Board ("FASB") has issued an exposure draft proposing that companies be required to recognize an expense for all stock-based compensation awards, including stock options. As of the date of this proxy statement, the FASB has not adopted this proposal.

Adjustments

     In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, or other change in the capitalization of the Corporation or similar corporate transaction or event affecting the Corporation's Common Stock the Committee shall, in such manner as it deems equitable, adjust the number of shares that may be available under the 1994 Plan.

Amendment and Termination

     The Board may modify, amend, or terminate the 1994 Plan at any time except that: (i) to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan and a one time increase that would not increase the amount of Common Stock issuable under the 1994 Plan by more than 10%); and (ii) amendments revising the price, date of exercisability, option period or amount of shares subject to annual option awards to non-employee Directors shall not be made more frequently than once every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, respectively. No modification, amendment, or termination of the 1994 Plan shall adversely affect the rights of a participant under a grant previously made to him without the consent of such participant.

Federal Income Tax Consequences

Non-Statutory Options

     Under the current applicable provisions of the Internal Revenue Code, no tax will be payable by the recipient of an option at the time of grant. Upon exercise of a Non-Statutory Option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Corporation will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

Incentive Stock Options

     With respect to an ISO, generally, no taxable gain or loss will be recognized when the option is granted or exercised.

     If the shares acquired upon the exercise of an ISO are held for at least one year, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. The Corporation will not be entitled to a deduction. If the shares are not held for the one-year period, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date the option is exercised. The Corporation will be entitled to a deduction equal to the amount of any ordinary income so recognized.

Stock Appreciation Rights

     Upon the grant of an option which has a tandem SAR, no taxable income is realized by the holder and no deduction is available to the Corporation. Upon exercise of an option through an SAR election, the tax consequences to the holder and the Corporation are the same as for exercise of a Non-Statutory Stock Option.

     The Board of Directors recommends a vote FOR approval of the 1994 Plan. The Proxy Holders will vote all proxies received FOR approval of the Plan unless instructed otherwise.

     The affirmative vote of a majority of the shares voting at the meeting is required for approval of the 1994 Plan.

                              ELECTION OF AUDITORS

     The Board of Directors of the Corporation proposes that KPMG Peat Marwick be elected as independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1994 and to report upon the financial statements to the shareholders as of December 31, 1994. The election of KPMG Peat Marwick was recommended by the Audit Committee of the Board, which is composed of Directors who are not officers or employees of the Corporation. One or more representatives of KPMG Peat Marwick will be present at the 1994 Annual Meeting with the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

     KPMG Peat Marwick is a member of the SEC Practice Section of the American Institute of Certified Public Accountants.

     Although election of independent certified public accountants by the shareholders is not required by Pennsylvania law or the Articles of Incorporation or By-Laws of the Corporation, the Board believes that the shareholders should have an opportunity to express themselves on this subject. In the event that the vote on this matter is negative, the Board, acting upon advice from its Audit Committee, will select other independent certified public accountants.

                PROPOSALS OF SECURITY HOLDERS FOR CONSIDERATION
                   AT THE 1995 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals for the 1995 Annual Meeting of the shareholders of the Corporation must be submitted to the Corporation, in care of the Secretary, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 on or before November 16, 1994 in order to be considered for inclusion in the 1995 proxy statement.

                               PROXY SOLICITATION

     The expenses of soliciting proxies will be paid by the Corporation which will also reimburse banks, brokerage houses and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for shares in broker, bank and other nominee names for a fee of approximately $15,000 plus expenses. Some of the officers and other regular employees of the Corporation may solicit proxies personally, by telephone and by mail if deemed appropriate.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Abstentions and broker non-votes on any matter submitted to the shareholders for approval have no effect on the vote on such matter since, under Pennsylvania law, the affirmative vote of at least a majority of the votes cast by shareholders at the meeting, in person or by proxy, is necessary for approval of the matter. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                                 OTHER BUSINESS

     As far as is known, no matters other than the matters hereinabove mentioned will come before the 1994 Annual Meeting. However, if any other matters should properly come before the 1994 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment for the best interests of the Corporation.

                                              By Order of the Board of Directors

                                                                JAMES J. PUHALA,
                                                                       Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 16, 1994

                                                                      APPENDIX A

                               DRAVO CORPORATION

                           Stock Option Plan of 1994

     Section 1. Establishment of the Plan. There is hereby established the Dravo Corporation Stock Option Plan of 1994 (hereinafter called the "Plan"), pursuant to which officers, other key employees and non-employee directors of Dravo Corporation and its subsidiaries may be granted options to purchase shares of common stock of the Corporation or rights to share in the improvement in the Corporation's stock price performance, in order to provide a long-range incentive and a shareholder's perspective to those persons principally responsible for the continued growth and financial success of the Corporation.

     Section 2. Definitions. For purposes of the Plan, the following definitions shall control:

          (a) Corporation--Dravo Corporation and its Subsidiaries.

          (b) Board--the Board of Directors of Dravo Corporation.

          (c) Change in Control--a change in control of the Corporation of such a nature that it would be required to be reported by the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof ("Exchange Act"); provided, however, that without respect to the foregoing, such a change in control shall be deemed to have occurred if

      (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

      (ii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (d) Committee--the Compensation Committee appointed by the Board consisting of directors who are not present or former employees of the Corporation. The Committee shall be constituted so that at all relevant times it meets the then applicable requirements of Rule 16b-3 (or its successor) promulgated under the Exchange Act.

          (e) Common Stock--the $1.00 par value shares of common stock of the Corporation.

          (f) Employee Participant--any employee who has met the eligibility requirements set forth in Section 7(a) hereof and to whom a grant has been made and is outstanding under the Plan.

          (g) Fair Market Value--the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on the relevant date for valuation, or, if no sale of Common Stock shall have been made on that day, the next preceding day on which there was such a sale. If the Common Stock is not listed on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be as determined by the Committee in its discretion.

          (h) IRC--Internal Revenue Code of 1986, as amended.

          (i) Incentive Stock Option--an option which meets the qualifications of Section 422 of the IRC.

          (j) Non-Statutory Stock Option--an option which is not an Incentive Stock Option.

          (k) Retirement--retirement at or after age 55 under a retirement plan of the Corporation.

          (l) SAR or Stock Appreciation Right--an award under which the grantee may earn additional compensation based upon the market performance of the Common Stock.

          (m) Subsidiary--a corporation the majority of the outstanding voting stock of which is directly or indirectly owned by the Corporation.

     Section 3. Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. Incentive Stock Options and Non-Statutory Stock Options shall be granted separately hereunder. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine whether and to what extent options granted under the Plan shall be designated as Incentive Stock Options or Non-Statutory Stock Options.

     Section 4. Duration. All awards granted under this Plan must be granted within ten years from the effective date set forth in Section 25 hereof. Any awards outstanding after the expiration of such ten-year period may be exercised within the option periods prescribed for such options.

     Section 5. Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or the acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to policies determined by the Board of Directors, the Committee is authorized to interpret the Plan, adopt such rules and regulations and take such action in the administration of the Plan as it shall deem proper. Decisions of the Committee shall be binding on all persons claiming rights under the Plan. Subject to the provisions of the Plan, recommendations as to the operation and administration of the Plan, eligible employees, type and amount of incentive awards and performance criteria may be made by a Management Compensation Committee which shall consist of senior executives of the Corporation selected by the Committee.

     Section 6. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom options and SARs shall be awarded and the number of shares to be covered by each option or SAR. The Committee may determine that options or SARs shall be exercisable in one or more installments during the term of the option or SAR and the right to exercise may be cumulative as determined by the Committee.

     Section 7. Eligibility.

          (a) Officers and other key employees of the Corporation (including officers and other employees who are directors of the Corporation) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan. The Committee shall, in its sole discretion, from time to time select from such eligible persons those to whom options or SARs shall be granted and determine the type of option and the number of shares to be included in such option or SAR. No officer or other employee shall have any right to receive an option or SAR except as the Committee in its discretion shall determine.

          (b) Non-employee directors shall be eligible to receive awards only pursuant to and in accordance with Section 12 of the Plan.

     Section 8. Shares Subject to the Plan. The total number of shares of Common Stock which may be issued or on which SARs may be calculated pursuant to the Plan shall be One Million (1,000,000) shares of Common Stock (subject to adjustment as provided in Section 13), which may be either authorized and unissued shares or shares held in the treasury of the Corporation, and which shares are hereby reserved for the purposes of the Plan. To the extent that options or SARs granted under the Plan shall expire or terminate without being exercised, shares covered thereby shall remain available for purposes of the Plan. To the extent that options are terminated by reason of the exercise of a related SAR, the shares covered by such option shall not be available for grant of further options or SARs under the Plan.

     Section 9. Terms of Options and SARs Awarded to Employee Participants. Each option and SAR granted to an Employee Participant under the Plan shall be evidenced by a stock option or Stock Appreciation Rights agreement between the Corporation and the grantee and shall be subject to the following terms and conditions:

          (a) Subject to adjustment as provided in Section 13 of the Plan, the price at which each share covered by an option or SAR may be purchased shall be determined in each case by the Committee but shall not be less than the Fair Market Value thereof at the time the option is granted. If a grantee owns (or is deemed to own under applicable provisions of the IRC and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Corporation (or any parent or Subsidiary corporation of the Corporation) and an option granted to such grantee is intended to qualify as an Incentive Stock Option, the option price shall be not less than 110% of the Fair Market Value of the shares covered by the option on the date the option is granted.

          (b) During the lifetime of the grantee, the option or SAR may be exercised only by the grantee or by his or her guardian or legal representative. The option or SAR shall not be transferable by the grantee otherwise than by will or by the laws of descent and distribution.

          (c) Except as otherwise provided herein, an option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods from the granting of the option or SAR as may be determined by the Committee and set forth in the stock option or Stock Appreciation Rights agreement (such period or periods being hereinafter referred to as the exercise period), provided that except as otherwise provided in Section 11 hereof, options and SARS may not be exercisable prior to one (1) year from the date of grant and the exercise period shall not exceed ten years. Notwithstanding the foregoing:

       (i) An option or SAR may be exercised during the lifetime of the grantee only while he or she is in the employ of the Corporation or within three (3) months following termination of employment and only to the extent that the option or SAR would be exercisable by the grantee at the time of termination. Notwithstanding the foregoing, in the event that termination is by reason of Retirement, permanent disability or death, the option or SAR may be exercised in whole or in part until the earlier of (1) the expiration of the term of the option or SAR, or (2) five years after said termination. In the event the grantee dies within five years following Retirement or termination by reason of permanent disability, his or her estate may exercise the option or SAR until the earlier of (1) the expiration of the term of the option or SAR, or (2) five years after said employee's retirement or termination. For this purpose, the grantee may designate to the Committee the person or persons to whom his or her rights under the option or SAR shall pass in the event of his or her death;

      (ii) The option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 13) after the termination of the grantee's employment or his or her death than the grantee was entitled to acquire thereunder at the time of the termination of the grantee's employment or his or her death;

     (iii) If a grantee owns (or is deemed to own under applicable provisions of the IRC and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Corporation (or any parent or Subsidiary corporation of the Corporation) and an option granted to such grantee is intended to qualify as an Incentive Stock Option, the option by its terms may not be exercisable after the expiration of five years from the date such option is granted.

          (d) Subject to the limitations herein set forth, the option or SAR may be exercised in whole or in part from time to time by written request made to the Corporation in the manner determined from time to time by the Committee. Payment in full for the number of shares purchased upon exercise of an option shall be made to the Corporation at the time of each exercise. Payment may be made in cash or by delivering to the Corporation shares of Common Stock of the Corporation or any combination of such shares and cash, having in any case an aggregate Fair Market Value equal to the option price of the shares being purchased pursuant to the exercise of the option.

          (e) No grantee may be granted Incentive Stock Options to purchase Common Stock of the Corporation in any year to the extent that the aggregate Fair Market Value of the Common Stock, determined at the time of grant, with respect to which Incentive Stock Options are exercisable for the first time by the grantee (under all plans of the Corporation) exceeds $100,000 during such calendar year. If any option designated as an Incentive Stock Option either alone or in conjunction with any other option or options exceeds the foregoing limitation, options in excess of such limitation shall automatically be reclassified as Non-Statutory Stock Options by whole number of shares, with later granted options being so reclassified first.

          (f) The Committee, in its discretion, may provide that any option intended to be an Incentive Stock Option shall also be subject to such additional or more restrictive terms and conditions as may, from time to time, be required to constitute such option an Incentive Stock Option under the provisions of Section 422 of the IRC. This Plan shall be construed in a manner consistent with Section 422 of the IRC and Treasury Regulations promulgated or proposed thereunder.

          (g) The Committee may include such other terms and conditions not inconsistent with the foregoing as the Committee shall approve. Without limiting the generality of the preceding sentence, the Committee shall be authorized to impose conditions to the exercise of options relating to the performance of the Corporation or any Subsidiary or of grantee(s) or any combination of the foregoing. The Committee shall, in its sole judgment, determine whether such conditions have been fulfilled and may require that the Committee receive from the Corporation a written certificate as to the fulfillment of such conditions before shares are issued and sold pursuant to options or SARs which have been exercised.

     Section 10. Stock Appreciation Rights.

          (a) The Committee, in its discretion, may provide that any option granted to an Employee Participant includes a tandem Stock Appreciation Right; provided, however, that a grantee may elect to exercise the tandem Stock Appreciation Right with respect to an Incentive Stock Option only when the Fair Market Value of the shares subject to such option exceeds the option price. The right to elect such Stock Appreciation Right granted in tandem with an option shall entitle the grantee to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share, multiplied times the number of shares as to which the option, or portion thereof, is surrendered. This amount shall be paid in cash or in Common Stock, or in such combination of Common Stock and cash as the Committee shall from time to time determine, having in any case an aggregate Fair Market Value equal to the amount required to be paid. All SARs granted in tandem with options shall be subject to the same terms and conditions as the related option.

          (b) The Committee, in its discretion, may grant Stock Appreciation Rights which do not relate to an option. Such "stand-alone" SARs shall be governed by the provisions of the Plan relating to Non-Statutory Stock Options and by the terms of a Stock Appreciation Rights Agreement between the Corporation and the grantee setting forth the number of shares as to which such stand-alone SARs are granted and such other terms and conditions as the Committee may determine. Upon exercise of a stand-alone SAR, the grantee shall be entitled to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock determined at the date of exercise over the Fair Market Value of one share of Common Stock determined at the date of grant, multiplied times the number of shares as to which the SAR was granted. This amount shall be paid in cash or in Common Stock, or in such combination of Common Stock and cash as the Committee shall from time to time determine, having in any case an aggregate Fair Market Value equal to the amount required to be paid.

     Section 11. Acceleration of Right of Exercise. Except with respect to options granted to non-employee directors, the Committee shall have discretion to provide, at the time of granting any option or SAR, that in the event of a Change in Control of the Corporation all or any part of the option or SAR shall become immediately exercisable.

     Section 12. Provisions Applicable to Non-employee Directors Options.

          (a) Each non-employee director shall automatically receive a Non-Statutory Stock Option to purchase 1,500 shares of Common Stock on the first Friday following the Corporation's annual meeting of shareholders at which such director is elected to serve and on the first Friday following each annual meeting of shareholders thereafter so long as such director continues as a member of the

     Board. Any non-employee director whose initial term commenced prior to the effective date of this Plan who is serving as a director on such effective date shall automatically receive a Non-Statutory Stock Option to purchase 1,500 shares of Common Stock on the first Friday following each annual meeting of shareholders so long as such director continues as a member of the Board.

          (b) Each option granted to a non-employee director shall be evidenced by written documentation containing its terms and conditions.

          (c) The exercise price for options granted to non-employee directors shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date the stock option is granted.

          (d) Stock options granted to non-employee directors under this Plan shall become exercisable one year after the date of grant, shall expire ten years after the date of grant and shall not be transferable otherwise than by will or by the laws of descent and distribution.

          (e) Payment may be made in cash or by delivering to the Corporation shares of Common Stock of the Corporation or any combination of such shares and cash, having in any case an aggregate Fair Market Value equal to the option price of the shares being purchased pursuant to the exercise of the option.

          (f) Upon cessation of service of a non-employee director (other than for death), only those options exercisable at the date of cessation of service shall continue to be exercisable by the grantee. Such options must be exercised within 90 days of cessation of service, but in no event after the expiration of the option period.

          (g) Upon the death of a non-employee director, those options which were exercisable on the date of death may be exercised within 36 months from the date of death, but in no event after the expiration of the option period, by the grantee's estate. For this purpose, the grantee may designate to the Committee the person or persons to whom his or her rights under the option shall pass in the event of his death.

     Section 13. Adjustment of Number and Price of Shares.

          (a) In the event that a dividend shall be declared upon the Common Stock of the Corporation payable in shares of said stock, the number of shares of Common Stock covered by each outstanding option and SAR and the number of shares available for issuance pursuant to the Plan but not covered by options or SARs shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

          (b) In the event that the outstanding shares of Common Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of Common Stock covered by each outstanding option and SAR and for the shares available for issuance pursuant to the Plan but not covered by an option or SAR, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock, SAR or other securities.

          (c) In the event there shall be any change, other than specified above in this Section 13, in the number or kind of outstanding shares of Common Stock of the Corporation or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares covered by outstanding options or SARs or which are available for issuance pursuant to the Plan but not covered by options or SARs, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and on each outstanding stock option and SAR agreement.

          (d) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which
     Section 424(a) of the IRC applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, in conformity with the provisions of such
     Section 424(a) and the regulations thereunder, as they may be amended from time to time; provided, however, that no such grant may be made to a non-employee director.

          (e) No adjustment or substitution provided for in this Section 13 shall require the Corporation to issue or to sell a fractional share under any stock option or Stock Appreciation Rights agreement and the total adjustment or substitution with respect to each stock option or Stock Appreciation Rights agreement shall be limited accordingly.

          (f) In the case of any adjustment or substitution provided for in this
     Section 13, the price per share in each stock option and SAR agreement shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option or SAR may have been changed or which may have been substituted therefor.

     Section 14. Amendment and Termination. The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the stockholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan and a one time increase that would not increase the amount of Common Stock issuable under the Plan by more than 10%). Notwithstanding the foregoing, an amendment revising the price, date of exercisability, option period of or amount of shares under a stock option granted to a non-employee director shall not be made more frequently than once every six months unless necessary to comply with the IRC or with the Employee Retirement Income Security Act of 1974, as amended, or the Rules promulgated thereunder, respectively. No modification, amendment, or termination of the Plan shall adversely affect the rights of a participant under a grant previously made to him or her without the consent of such participant.

     Section 15. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any stock option or SAR agreement issued under the Plan, the Corporation shall not be required to issue any shares hereunder prior to the registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by the Corporation or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with all other applicable Federal and state laws and regulations and rulings thereunder. The Corporation shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     Section 16. Compliance with Rule 16b-3. It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with the Rule, the provisions shall be deemed null and void. All grants and exercises of options under this Plan by individuals subject to Section 16 of the Exchange Act shall be executed in accordance with the requirements of Section 16, as amended, and any regulations promulgated thereunder.

     Section 17. Tax Withholding.

          (a) Whenever shares are to be issued under the Plan, the Corporation shall have the right to require the grantee to remit to the Corporation an amount sufficient to satisfy Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares. If a grantee makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after grant or one year after the receipt of Common Stock by the grantee, the grantee shall promptly notify the Corporation and the Corporation shall have the right to require the grantee to pay to the

     Corporation an amount sufficient to satisfy Federal, state and local tax withholding requirements. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy Federal, state and local tax withholding requirements and authorized deductions.

          (b) A grantee who is obligated to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of Non-Statutory Stock Options under the Plan may elect to satisfy this withholding obligation, in whole or in part, by requesting that the Corporation withhold shares of Common Stock otherwise issuable to the grantee upon exercise of the option or by delivering to the Corporation already owned shares of Common Stock of the Corporation having a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount of the tax required to be withheld. Any fractional amount shall be paid to the Corporation by the grantee in cash or shall be withheld from the grantee's next regular paycheck.

          (c) An election by a grantee to have shares of Common Stock withheld or to deliver to the Corporation already owned shares of Common Stock of the Corporation to satisfy Federal, state and local tax withholding requirements pursuant to subparagraph (b) above (the "Election"), shall be subject to the following restrictions:

       (i) The Election must be in writing and delivered to the Corporation prior to the Tax Date;

      (ii) The Election shall be irrevocable by the grantee; and


     (iii) The Election shall be subject to approval by the Committee, which approval may be granted or withdrawn at any time prior to the Tax Date.

          (d) Notwithstanding the provisions of subparagraphs (a)-(c) above, if a grantee is an officer or director of the Corporation, as defined for purposes of Rule 16b-3 under the Exchange Act, as amended, and withholding of any Federal, state or local taxes is required, the Corporation shall hold back from the shares of Common Stock to be delivered that number of shares having a Fair Market Value equal to the amount of tax to be withheld to satisfy the tax withholding obligation.

     Section 18. Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such state.

     Section 19. Designation of Beneficiary. An Employee Participant may designate, in a writing delivered to the Corporation before his or her death, a person or persons to receive, in the event of the Employee Participant's death, any rights to which he or she would be entitled under the Plan. An Employee Participant may also designate an alternate beneficiary to receive payments if the primary beneficiary does not survive the Employee Participant. An Employee Participant may designate more than one person as his or her beneficiary or alternate beneficiary, in which case such persons would receive payments as joint tenants with a right of survivorship. A beneficiary designation may be changed or revoked by an Employee Participant at any time by filing a written statement of such change or revocation with the Corporation. If an Employee Participant fails to designate a beneficiary, then his estate shall be deemed to be his beneficiary.

     Section 20. Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Corporation the right to become a Employee Participant, and a grant under the Plan shall not be construed as giving any Employee Participant any right to be retained in the employ of the Corporation.

     Section 21. Expenses. The expenses of administering the Plan shall be borne by the Corporation.

     Section 22. Indemnification. Service on the Committee shall constitute service as a member of the Board so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Corporation pursuant to its Articles of Incorporation, By-Laws, or resolutions of the Board or shareholders.

     Section 23. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of the Corporation. The Plan shall not preclude the shareholders of the Corporation, the Board or any committee thereof, or the Corporation from authorizing or approving other employee benefit plans or forms of incentive compensation, nor shall it limit or prevent the continued operation of other incentive compensation plans or other employee benefit plans of the Corporation or the participation in any such plans by Employee Participants in the Plan.

     Section 24. No Trust or Fund Created. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and an Employee Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     Section 25. Effective Date of the Plan. The Plan shall become effective immediately upon approval of the Plan by the Board provided that the Plan shall thereafter be approved by a majority of the outstanding shares of the Corporation at the annual meeting of the shareholders of the Corporation on April 28, 1994. No options shall be granted hereunder until the Committee shall have been advised by the Corporation's counsel that all applicable legal requirements have been satisfied and that appropriate rulings, if any, which are required from governmental agencies, have been obtained.

[LOGO OF DRAVO CORPORATION]

- -----------------------

Notice of the
1994 Annual Meeting and
Proxy Statement
- -----------------------

                        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1994
                                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Ernest F. Ladd, III, William G. Roth and Carl
A. Torbert, Jr., and each of them, with full power of substitution, as proxies (the "Proxies") to vote all shares of Common Stock which the undersigned is entitled to vote at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, as follows:

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4 BELOW

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1997 Annual Meeting of shareholders (check one box only).

[_] FOR all nominees listed below:      [_] WITHHOLD AUTHORITY to vote
                                            for all nominees listed below:
               Jack Edwards, William E. Kassling, Konrad M. Weis

(to withhold authority for any individual nominee, check the "FOR all nominees"
     box above and write that nominee's name in the space provided below)
_______________________________________________________________________________

2. ELECTION OF DIRECTOR to the class of the Board of Directors whose term expires at the 1996 Annual Meeting of shareholders (check one box only).

[_] FOR the nominee listed below:       [_] WITHHOLD AUTHORITY to vote
                                            for the nominee:
                               Arthur E. Byrnes

3. APPROVAL OF THE ADOPTION OF THE STOCK OPTION PLAN OF 1994.
[_] FOR             [_] AGAINST            [_] ABSTAIN


4. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1994.
[_] FOR             [_] AGAINST            [_] ABSTAIN


   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof.

                  (Continued and to be signed on reverse side)

   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WITHOUT LIMITATION THE ELECTION OF ANY PERSON TO EITHER CLASS OF THE BOARD OF DIRECTORS FOR WHICH A BONA FIDE NOMINEE IS NAMED IN THE ACCOMPANYING PROXY STATEMENT AND IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. A VOTE FOR THE NOMINEES LISTED WILL GIVE THE PROXIES DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE PROXIES DETERMINE. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                         Dated................................., 1994
                         PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                        ............................................
                                          (Signature)

                         ............................................
                                 (Signature if held jointly)

                         ............................................
                         IMPORTANT: WHEN STOCK IS IN TWO OR MORE
                         NAMES, ALL SHOULD SIGN. WHEN SIGNING AS
                         EXECUTOR, TRUSTEE, GUARDIAN OR OFFICER OF A
                         CORPORATION, GIVE FULL TITLE AS SUCH.

                       VOTER DIRECTION CARD       DRAVO CORPORATION SAVINGS PLAN

                              FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1994
                                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: THE VANGUARD GROUP, TRUSTEE

   The undersigned, a Participant having Common Stock of Dravo Corporation credited to my account, does hereby instruct the Trustee that in voting all shares of Common Stock held in the Dravo Corporation Stock Fund at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, the shares of Common Stock indicated on the reverse side hereof shall be counted as follows:

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4 BELOW

1.ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1997 Annual Meeting of shareholders (check one box only).

[_] FOR all nominees listed below:      [_] WITHHOLD AUTHORITY to vote
                                            for all nominees listed below:
               Jack Edwards, William E. Kassling, Konrad M. Weis

(to withhold authority for any individual nominee, check the "FOR all nominees"
     box above and write that nominee's name in the space provided below)
_______________________________________________________________________________

2. ELECTION OF DIRECTOR to the class of the Board of Directors whose term expires at the 1996 Annual Meeting of shareholders (check one box only).
[_] FOR the nominee listed below:       [_] WITHHOLD AUTHORITY to vote
                                            for the nominee:
                               Arthur E. Byrnes

3. APPROVAL OF THE ADOPTION OF THE STOCK OPTION PLAN OF 1994.
[_] FOR             [_] AGAINST            [_] ABSTAIN

4. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1994.
[_] FOR             [_] AGAINST            [_] ABSTAIN

   The Trustee shall vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof, as the proxies named in the solicitation of the Board of Directors (the "Board Named Proxies") determine, including without limitation the election of any person to either class of the Board of Directors for which a bona fide nominee is named in the accompanying Proxy Statement and is unable to serve or for good cause will not serve.

                  (Continued and to be signed on reverse side)

   THE TRUSTEE WILL VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN ACCORDANCE WITH THE PLAN. IN DETERMINING HOW TO VOTE THE FUND'S SHARES, THE SHARES INDICATED BELOW WILL BE COUNTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THE SHARES INDICATED BELOW WILL BE COUNTED AS BEING FOR PROPOSALS 1, 2, 3 AND 4. IF THE UNDERSIGNED VOTES FOR THE NOMINEES LISTED, THE TRUSTEE WILL CUMULATE ALL VOTES WHICH THE UNDERSIGNED IS ENTITLED TO DIRECT AND ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE BOARD NAMED PROXIES DETERMINE. THE TRUSTEE MAY APPOINT THE BOARD NAMED PROXIES TO VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN THE MANNER DIRECTED BY THE TRUSTEE. Any voter direction card heretofore given by the undersigned with respect to such stock is hereby revoked.

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN THIS VOTER DIRECTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                         Dated................................., 1994
                         PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                         ............................................
                                         (Signature)

                         ............................................

                         ............................................